Exhibit 2.12

Execution Version

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of November 13, 2025, is entered into by and among Grifols, S.A., (the “Issuer”), the other parties that are signatories hereof as guarantors (collectively, the “Guarantors” and each a “Guarantor”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and The Bank of New York Mellon, London Branch, as Notes Collateral Agent (the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee, the Notes Collateral Agent and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar, have heretofore executed an indenture, dated April 30, 2024 (the “Indenture”), providing for the initial issuance of €1,000,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2030 on the terms and subject to the conditions set forth in the Indenture (the “Initial Notes”);

WHEREAS, on June 4, 2024, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent executed a supplemental indenture to the Indenture for purposes of issuing an additional €300,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2030 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) pursuant to Section 2.2(f) of the Indenture;

WHEREAS, in accordance with Section 9.02 of the Indenture, the Issuer has solicited the consent of the Holders of the Notes to certain amendments to the Indenture pursuant to that certain Consent Solicitation Statement dated November 4, 2025 (the “Consent Solicitation Statement”);

WHEREAS, upon the request from the Issuer, in accordance with Section 9.01 of the Indenture, the Issuer and the Trustee have agreed to certain additional amendments to the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Issuer and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Issuer and the Guarantors enforceable in accordance with its terms have been duly performed and complied with; and

WHEREAS, the Issuer represents and warrants that it has, pursuant to Article 9.02 of the Indenture, received the required consents from the Holders of at least a majority of the aggregate principal amount of the outstanding Notes voting as a single class to the amendments to the Indenture set forth in this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)Operativeness of this Supplemental Indenture.

(a)This Supplemental Indenture shall be effective upon (i) receipt by the Trustee and Notes Collateral Agent of duly executed counterparts of this Supplemental Indenture that bear the signatures of the Issuer, the Trustee, the Notes Collateral Agent and the Guarantors and (ii) receipt by the Trustee and Notes Collateral Agent of such Officer’s Certificates and Opinions of Counsel as may be required by the Trustee and Notes Collateral Agent in accordance with the provisions of the Indenture in connection with the execution of indenture supplements.

(b)The amendments set forth in Sections 3 and 4 hereof shall become operative in respect of the Notes, and the terms of the Indenture and each Global Note shall be amended, supplemented, modified or deleted as provided for in Sections 3 and 4 below, upon the payment by the Issuer of the Consent Payment on or prior to the Consent Payment Date (as defined in the Consent Solicitation Statement).

(3)Amendments with the consent of the Holders.

Pursuant to Section 9.02 of the Indenture, the Indenture (together with the exhibits and schedules thereto) shall be hereby amended as follows:

(a)The definition of “Permitted Refinancing Indebtedness” in Section 1.01 of the Indenture is hereby amended by (i) adding the word “and” at the end of the sub-section (4), (ii) removing the word “and” from the end of sub-section (5) and (iii) removing sub-section (6) in its entirety.

(b)Section 4.16 of the Indenture is hereby amended by (i) removing reference to a sub-section (a) and (ii) removing sub-sections (b) and (c) in their entirety.

(4)Amendments without the consent of the Holders.

Pursuant to Section 9.01 of the Indenture, the Indenture (together with the exhibits and schedules thereto) shall be hereby amended as follows:

(a)All the references to “Credit Agreement” shall be replaced with “First Lien Credit Facilities”.

(b)Section 1.01 of the Indenture is hereby amended as follows:

i.The definitions of “EIB Secured Parties”, “Intercreditor Secured Parties” and “Investment Grade Status” shall be removed.

ii.The definition of “2025 Secured Notes” is hereby amended by replacing the reference to “Company” with “Issuer”.

iii.The definition of “Business Day” is hereby amended by replacing the wording of subitem (ii) thereof with the following: “in the event that any payment by the Issuer of the principal of, and premium, if any, and interest on, the Notes is to be made in

Euro, on which the real time gross settlement system operated by the Eurosystem (T2), or any successor system is open for the settlement of payments in Euro”.

iv.The definition of “Fixed Charge Coverage Ratio” of the Indenture is hereby amended by replacing “Pro-Forma” with “pro forma” in the fourteenth line of the paragraph.

v.The definition of “Junior Lien Property” is hereby amended by (i) adding the wording “, relative to specified” after the word means, in the first line of the paragraph, (ii) replacing the phrase “that is secured by” with “having”, in the first line of the paragraph, (iii) adding the word “specified” immediately before the word “Collateral”, in the second line of the paragraph, (iv) replacing the word “the” with “such” in the second line of the paragraph and (v) replacing the wording “the Notes” with the phrase “such specified Indebtedness” in the third line of the paragraph.

vi.The definition of “Material Intellectual Property” is hereby amended by (i) removing the comma after the word “thereof” in the last line of sub-item (1) and (ii) removing the comma after the word “therewith” in the last line of sub-item (3).

vii.The definition of “Pension Plan” is hereby amended by (i) replacing “Employee Benefit Plan” with “employee benefit plan” in the first line and (ii) replacing “Multiemployer Plan” with “multiemployer plan” in the second line.

viii.The definition of “Permitted Investment” is hereby amended by replacing “(d)(iii)(B)” with “(iii)(B)”, in its sub-section (20).

ix.The definition of “Private Placement Global Note” is hereby amended by replacing “relying” with “in reliance” in the sixth line of the paragraph.

x.The definition of “Secured Leverage Ratio” is hereby amended by removing the word “fiscal” following “four-fiscal” in the last line of the paragraph.

xi.The definition of “Transactions” is hereby amended by (i) adding “Initial” immediately prior to the word Notes and (ii) replacing “hereby” with “hereunder”.

xii.The definition of “Unrestricted Subsidiary” is hereby amended in its sub-section (3) by replacing “Company” with “Issuer”, in the third line of the paragraph.

(c)Section 2.06 of the Indenture is hereby amended by (i) replacing all references to “Exhibit C or Exhibit D” with “Exhibit B” and (ii) replacing all references to “Exhibit E or Exhibit F” with “Exhibit C”.

(d)Section 2.08(a) of the Indenture is hereby amended by replacing the reference to clause “(e)” with “(d)” in the last line of the paragraph.

(e)Section 3.03(b) of the Indenture is hereby amended by replacing the reference to clause “3.07(b)” with “3.07(c)”.

(f)Section 3.07(e) of the Indenture is hereby amended by (i) replacing “2027 Notes or the 2025 Notes” with “Notes” and (ii) removing “as applicable,” in the fourth line of the paragraph.

(g)Section 3.08(a) of the Indenture is hereby amended by adding the word “that” immediately after the word “provided” in the third line of the paragraph.

(h)Section 4.03(a)(i) of the Indenture is hereby amended by replacing “Form” with “form” in the third line of the paragraph.

(i)Section 4.09(b)(xix) of the Indenture is hereby amended by replacing the reference to “Section 4.10(e)” with “the second paragraph of Section 4.10”.

(j)Section 4.10 of the Indenture is hereby amended as follows:

i.Sub-section (d)(iii) is hereby amended by replacing the reference to clauses “(11) and (13)” with “(12) and (14)”.

ii.What is currently referred to as item (e) of Section 4.10 shall hereafter be referred to as the “second paragraph of subsection (d)(iii)”.

iii.Item (2) of the second paragraph of subsection (d)(iii) is hereby amended by replacing the reference to clause “(c)(ii)” with “(iii)(B)”, in the seventh line of the paragraph.

iv.The last paragraph of Section 4.10 is hereby amended by (i) replacing the reference to “Section 4.10(e)” with “the second paragraph” and (ii) replacing the reference to “Section 4.10(d)” with “sub-clause (d)(i)-(iii) of the first paragraph of this Section 4.10”.

(k)Section 4.11(a)(ii) of the Indenture is hereby amended by replacing the reference to clause “(ii)” with “(2)”.

(l)Section 4.12 of the Indenture is hereby amended as follows:

i.Sub-section (c)(i) is hereby amended by replacing “Facility” with “EIB Term Loans”.

ii.Sub-section (c)(i)(1) and sub-section (c)(i)(2) are hereby amended by removing the phrase “(of each series on pro rata basis)” immediately after the word “Notes”.

iii.Sub-section (d) is hereby amended by replacing “Offer” with “offer”.

(m)Section 4.18 of the Indenture is hereby amended as follows:

i.Sub-section (a) is hereby amended by removing the phrase “, plus accrued and unpaid interest, if any, to the purchase date,” in the sixth line of the paragraph.

ii.The second paragraph of Section 4.18, sub-section (a), is hereby amended to replacing “Control of Control” with “Change of Control”.

(n)Section 4.19 of the Indenture is hereby amended by adding a “)” right after the phrase “(but no greater scope))”, in the eighth line of the second paragraph.

(o)Section 4.20 of the Indenture is hereby amended as follows:

i.Sub-section (c)(1) is hereby amended by replacing the “)” with a “,” in the tenth line of the paragraph, right after the term “Suspension Period”.

ii.Sub-section (c)(2) is hereby amended by replacing the “Preferred Stock” with a “preferred stock”.

iii.Sub-section (d) is hereby amended by (i) replacing the word “Termination” with “Suspension” immediately before the word “Event”, (ii) removing the words “Covenant Termination” in the second line of the paragraph and (iii) adding the phrase “Suspension Date, and the occurrence of any Reversion” immediately after the word “relevant”.

(p)Section 4.21(a)(ix) of the Indenture is hereby amended by (i) replacing the reference to clause “(1)” with “(i)” and (ii) replacing the reference to clause “(8)” with “(viii)”.

(q)Section 6.04 of the Indenture is hereby amended by (i) adding a “,” after “the Trustee may”, in the second line of the paragraph and (ii) replacing the “o” with a “,” after “all of the Notes” in the second line of the paragraph.

(r)Section 7.11(n) of the Indenture is hereby amended by replacing the word “the” with “this” in the tenth line of the paragraph, immediately prior to the word “Indenture”.

(s)Section 9.01 of the Indenture is hereby amended as follows:

i.Sub-section (e) of the Indenture is hereby amended by (i) removing the word “to” at the beginning of the paragraph and (ii) adding the word “Other” in the sixth line of the paragraph, before the phrase “Pari Passu Lien Obligations”.

ii.Sub-section (h) is hereby amended by replacing the current text with “[reserved]”.

iii.Sub-section (k) is hereby amended by adding the word “or” after “depositary;”.

iv.Sub-section (l) is hereby amended by removing the word “to” at the beginning of the paragraph.

(t)Section 10.03 of the Indenture is hereby amended by replacing “Exhibit G” with “Exhibit D”.

(u)Section 10.06(f) of the Indenture is hereby amended by replacing all references to the wording “the Indenture, this Supplemental Indenture” with “this Indenture”.

(v)Section 11.01 of the Indenture shall be amended as follows:

i.Sub-section (a) is hereby amended by adding the phrase “(except as provided in Section 11.07)” in the third line of the paragraph, after the words “Issue Date”.

ii.Sub-section (b) is hereby amended by adding the phrase “a new debt intercreditor joinder agreement to accede to” in the second line of the paragraph, right before the phrase “Pari Passu Intercreditor Agreement”.

(w)Section 13.01 of the Indenture shall be amended as follows:

i.The “Attention” and “E-mail” lines in relation to the Issuer are hereby amended by replacing: (i) “Alfredo Arroyo” with “Rahul Srinivasan”, and (ii) “alfredo.arroyo@grifols.com” with “rahul.srinivasa@grifols.com”.

(x)Section 13.05(b) of the Indenture is hereby amended by replacing “of” with “or of” in the fourth line of the paragraph prior to “any Guarantor”.

(y)Section 13.11 of the Indenture is hereby amended by replacing “Cross-Reference Table” with “Section 1.02”.

(z)The form of Notes attached as Exhibit A to the Indenture (the “Form of Notes”) shall be hereby amended as follows:

i.Section 7 of the Form of Notes is hereby amended by replacing the wording “to be calculated in accordance with Section 3.07 as if such Notes were the subject to a redemption by the Issuer on such Purchase Date” with the wording “equal to 100% of the principal amount thereof”.

ii.Section 9, sub-section (a) of the Form of Notes is hereby amended by replacing “to be calculated” with “equal to the price determined”.

iii.The first sentence of Section 10 of the Form of Notes is hereby amended by (i) replacing “mail” with “send”, (ii) replacing “mailed” with “sent a” and (iii) removing “by first class mail” in the second line of the paragraph, immediately prior to the phrase “at least 15 days”.

iv.Annex “Option of Holder to Elect Purchase” of the Form of Notes, is hereby amended, in its last paragraph, by removing the word “Security” in the fourth line of the paragraph.

v.The “Attention” line of Section 21 of the Form of Notes is hereby amended by replacing: “Alfredo Arroyo” with “Rahul Srinivasan”.

(aa)The page number of Exhibit D is hereby amended by replacing “G-1” with “D-1”.

(5)Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guarantee it provided pursuant to the Indenture is hereby reaffirmed and shall continue in full force and effect as unconditional guarantee of all of the Issuer’s obligations under the Notes (which include, for greater certainty, all obligations under Additional Notes) and the Indenture and subject to the conditions set forth in the Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(6)Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(7)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(8)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(9)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GRIFOLS, S.A., as Issuer

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

GRIFOLS BIOLOGICALS LLC, as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

GRIFOLS INTERNATIONAL S.A., as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

GRIFOLS SHARED SERVICES NORTH AMERICA, INC, as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

GRIFOLS THERAPEUTICS LLC, as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

[Signature Page to Supplemental Indenture]

GRIFOLS USA LLC, as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS LIMITED, as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS USA, INC., as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

GRIFOLS BIOTEST HOLDINGS GMBH, as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Managing Director

By:	/s/ Dr. Petros Gatsios
Name:	Dr. Petros Gatsios
Title:	Managing Director

INSTITUTO GRIFOLS S.A., as Guarantor

By:	/s/ Rahul Srinivasan
Name:	Rahul Srinivasan
Title:	Authorized signatory

[Signature Page to Supplemental Indenture]

BNY MELLON CORPORATE TRUSTEE SERVICES
LIMITED, not in its individual capacity but solely as Trustee

By:	/s/ Agnieszka Gozdz
Name:	Agnieszka Gozdz
Title:	Authorised Signatory

THE BANK OF NEW YORK MELLON, LONDON
BRANCH, not in its individual capacity but solely as Notes Collateral Agent

/s/
By:	/s/ Agnieszka Gozdz
Name:	Agnieszka Gozdz
Title:	Authorised Signatory

[Signature Page to Supplemental Indenture]